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                                                                    Exhibit FS-1

PG&E CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in millions, except per share amounts)

                                                                       Twelve Mos
                                                                           Ended
                                                                      Sep 30, 2001
                                                                     --------------
Operating Revenues
Utility                                                               $      10,408
Energy commodities and services                                              15,663
                                                                     --------------
Total operating revenues                                                     26,071
                                                                     --------------
Operating Expenses
Cost of energy for utility                                                    7,976
Deferred electric procurement costs                                          (3,676)
Cost of energy commodities and services                                      14,298
Operating and maintenance                                                     3,401
Depreciation, amortization and decommissioning                                2,175
Provision for loss on generation-related regulatory
   assets and undercollected purchased power costs                            6,939
Reorganization professional fees and expenses                                    33
                                                                     --------------
Total operating expenses                                                     31,146
                                                                     --------------
Operating Loss                                                               (5,075)
Reorganization interest income                                                   64
Interest income                                                                 263
Interest expense                                                             (1,108)
Other income (expense), net                                                     (29)
                                                                     --------------
Loss Before Income Taxes                                                     (5,885)
Income tax benefit                                                           (2,359)
                                                                     --------------
Loss From Continuing Operations                                              (3,526)
Discontinued Operations
Loss on disposal of PG&E Energy Services (net of
   applicable income taxes of $23 million)                                      (21)
                                                                     --------------

Net Loss                                                              $      (3,547)
                                                                     ================

Weighted average common share outstanding                                       363
Loss Per Common Share, Basic
Loss from continuing operations                                       $       (9.71)
Discontinued operations                                                       (0.06)
                                                                     --------------
Net Loss                                                              $       (9.77)
                                                                     ================
Dividends Declared Per Common Share                                   $        0.30
                                                                     ================
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

PG&E CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
                                                                       Balance at
                                                                      Sep 30, 2001
                                                                     --------------
ASSETS
Current Assets
Cash and cash equivalents                                             $         976
Short-term investments                                                        4,609
Accounts receivable:
   Customers (net of allowance for doubtful accounts of
      $93 million)                                                            3,047
   Regulatory balancing accounts                                                 88
Price risk management                                                           152
Inventories                                                                     539
Income taxes receivable                                                           -
Prepaid expenses and other                                                      239
                                                                     --------------
Total current assets                                                          9,650
                                                                     --------------
Property, Plant, and Equipment
Utility                                                                      24,617
Non-utility:
   Electric generation                                                        2,748
   Gas transmission                                                           1,584
Construction work in progress                                                   983
Other                                                                           129
                                                                     --------------
Total property, plant, and equipment (at original costs)                     30,061
Accumulated depreciation and decommissioning                                (12,520)
                                                                     --------------
Net property, plant, and equipment                                           17,541
                                                                     --------------
Other Noncurrent Assets
Regulatory assets                                                             1,929
Nuclear decommissioning funds                                                 1,324
Price risk management                                                            52
Other                                                                         3,181
                                                                     --------------
Total other noncurrent assets                                                 6,486
                                                                     --------------
TOTAL ASSETS                                                          $      33,677
                                                                     ==============

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

PG&E CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share amounts)

                                                                       Balance at
                                                                      Sep 30, 2001
                                                                     --------------
LIABILITIES AND EQUITY
Liabilities Not Subject to Compromise
Current Liabilities
Short-term borrowings                                                 $         319
Long-term debt, classified as current                                            48
Current portion of rate reduction bonds                                         290
Accounts payable:
   Trade creditors                                                            1,177
   Regulatory balancing accounts                                                293
   Other                                                                        519
Price risk management                                                            52
Other                                                                         1,554
                                                                     --------------
Total current liabilities                                                     4,252
                                                                     --------------
Noncurrent Liabilities
Long-term debt                                                                6,589
Rate reduction bonds                                                          1,527
Deferred income taxes                                                         1,865
Deferred tax credits                                                            163
Price risk management                                                            33
Other                                                                         3,754
                                                                     --------------
Total noncurrent liabilities                                                 13,931
                                                                     --------------
Liabilities Subject to Compromise
Financing debt                                                                5,828
Trade creditors                                                               5,485
                                                                     --------------
Total liabilities subject to compromise                                      11,313
                                                                     --------------
Preferred Stock of Subsidiaries                                                 480
Common Stockholders' Equity
Common stock, no par value, authorized 800,000,000 shares,
   issued 387,173,251 shares                                                  5,971
Common stock held by subsidiary, at cost, 23,815,500 shares                    (690)
Accumulated deficit                                                          (1,533)
Accumulated other comprehensive loss                                            (47)
                                                                     --------------
Total common stockholders' equity                                             3,701
                                                                     --------------
Commitments and Contingencies                                                     -
                                                                     --------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $      33,677
                                                                     ==============
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